Response to Item 77D

Eaton Vance Arizona Municipal Income
Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Connecticut Municipal Income
Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Minnesota Municipal Income
Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Municipal Opportunities Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance New Jersey Municipal Income
Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Pennsylvania Municipal Income
Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.